UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2009
ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

11 Studebaker, Irvine, CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported, Endologix, Inc. (“Endologix”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”), dated as of February 21, 2007, as amended July 22, 2008, pursuant to which Endologix may borrow up to $5,000,000 under a revolving credit facility and SVB may advance up to $3,000,000 under a term line.
     On March 3, 2009, Endologix and SVB entered in a Second Amendment to Loan and Security Agreement (“the “Second Amendment”) to, among other things, modify the financial covenant contained in the Agreement relating to Endologix’s tangible net worth in the event that Endologix fails to comply with the existing financial covenants (a “Default”). The Second Amendment also provides that upon a Default interest due on any principal amount under the revolving credit facility will increase from a rate equal to SVB’s prime rate plus 0.50% to a rate equal to the greater of (a) SVB’s prime rate plus 1.50% or (b) 5.50%, and the interest due on the principal amount of any advances under the term line will increase from a rate equal to SVB’s prime rate plus 1.00% to a rate equal to the greater of (y) SVB’s prime rate plus 2.00% or (z) 6.00%. In addition, the Second Amendment limits the amount available for borrowing under the revolving credit facility following a Default based on eligible accounts receivable and inventory.
     The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
10.1	Second Amendment to Loan and Security Agreement, dated as of March 3, 2009, by and between Endologix and Silicon Valley Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: March 5, 2009	/s/ Robert J. Krist Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amendment to Loan and Security Agreement, dated as of March 3, 2009, by and between Endologix and Silicon Valley Bank.